UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: August 20, 2021
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
26642 Towne Centre Drive
Foothill Ranch, California 92610
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended and Restated Master Repurchase Agreement with Bank of America, N.A. and related Guaranty

On August 20, 2021, loanDepot BA Warehouse, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary loanDepot.com, LLC, as seller (the “Seller), entered into a Second Amended and Restated Master Repurchase Agreement (the “Master Repurchase Agreement”) with loanDepot.com, LLC, a Delaware limited liability company and an indirect, majority-owned subsidiary of loanDepot, Inc., as guarantor and pledgor (the “Company”), and Bank of America, N.A., a national banking association, as buyer (the “Buyer”), pursuant to which the Seller may sell to the Buyer, and later repurchase, participation interests in residential mortgage loans that were issued to the Seller by the Company. The Master Repurchase Agreement and certain ancillary agreements provide for uncommitted financing of $600.00 million. The expiration date of the Master Repurchase Agreement is September 27, 2021, unless extended or earlier terminated in accordance with the terms of the Master Repurchase Agreement. Borrowings under the Master Repurchase Agreement accrue interest at rates per annum calculated as the one-month LIBOR, or successor rate, plus an applicable margin. The Master Repurchase Agreement amends and restates an amended and restated master repurchase agreement, dated as of June 1, 2015, as amended, restated, supplemented or otherwise modified from time to time, entered into by the Company and the Buyer.

The Master Repurchase Agreement contains representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. Additionally, the Master Repurchase Agreement provides that the Seller is required to cure any margin deficit at the request of the Buyer.

Should any event of default occur, the financing of mortgage loans under the Master Repurchase Agreement may be terminated and the repurchase of any participation interests sold under the Master Repurchase Agreement could be accelerated to be immediately due and payable at the repurchase price.

Pursuant to a Guaranty, dated as of August 20, 2021 (the “Guaranty Agreement”), from the Company, as guarantor in favor of Buyer, the Company guarantees the payment and performance by the Seller of its obligations under the Master Repurchase Agreement as specified in the Guaranty Agreement.

The foregoing descriptions of the Master Repurchase Agreement and the Guaranty Agreement are not complete and are qualified in their entirety by reference to the full text of the Master Repurchase Agreement and the Guaranty Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Amendment No. 16 to Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement with Bank of America, N.A.

On August 20, 2021, the Company entered into Amendment No. 16 (“Amendment 16”) to the Amended and Restated Mortgage Loan Purchase and Sale Agreement, dated as of July 17, 2015, with Bank of America, N.A., a national banking association, as purchaser (the “Purchaser”) and the Company as seller, pursuant to which the Company may sell to, and later repurchase from, the Purchaser the Company’s beneficial right, title and interest in and to designated pools of residential mortgage loans eligible in the aggregate to back securities. The primary purpose of Amendment 16 is to amend the definition of “Master Repurchase Agreement” to refer to the Master Repurchase Agreement described above.

The foregoing description of Amendment 16 is not complete and is qualified in its entirety by reference to the full text of the Amendment 16, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Master Repurchase Agreement, dated as of August 20 2021, by and among Bank of America, N.A., loanDepot BA Warehouse, LLC and loanDepot.com, LLC.
10.2	Guaranty Agreement, dated as of August 20, 2021 by loanDepot.com, LLC in favor of Bank of America, N.A.
10.3	Amendment No. 16, dated August 20, 2021, by and between Bank of America, N.A. and loanDepot.com, LLC to the Amended and Restated Mortgage Loan Purchase and Sale Agreement, dated as of July 17, 2015.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ Patrick Flanagan
Name: Patrick Flanagan
Title: Chief Financial Officer

Date: August 25, 2021